UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): July 19, 2002



                               TELOS CORPORATION
              (Exact name of registrant as specified in charter)


        Maryland                     1-8443                     52-0880974
(State of Incorporation)    (Commission File Number)   (I.R.S. Employer ID No.)

    19886 Ashburn Road, Ashburn, Virginia                     20147-2358
   (Address of principle executive offices)                   (Zip Code)




         Registrant's telephone number, including area code
                              (703) 724-3800

Item 2.  Disposition of Business

     On July 19, 2002 Telos Corporation, a Maryland corporation ("the Company") and L-3 Communications Corporation ("L-3") entered into a purchase agreement whereby the Company sold all of the issued and outstanding shares of its wholly owned subsidiary, Telos Corporation - California ("TCC") to L-3 for a purchase price of approximately $20 million. The parties agreed to pay the full amount of the purchase price as follows: 1) approximately $15.3 million to the Company at closing; 2) $2.0 million held in an escrow account which will be paid to the Company over the next 30 months. The escrow amount may be subject to a reduction if any claims for indemnification of L-3 arise during the 30 month period after July 19, 2002; 3) approximately $2.7 million held back as deposits for liabilities relating to leased properties in which at the time of closing TCC was a lessee or guarantor. Such deposits will be released to the Company consistent with their respective agreements in installments over the next five years.

     The purchase price shall be increased or decreased on a dollar for dollar basis by the amount by which the closing date net assets, as defined in the Purchase Agreement, deviate from $2.3 million. This adjustment of the sale price will be determined within 75 days from the date of closing. In accordance with the Company's loan agreement, all proceeds from the sale have been used to pay down the Company's Senior Revolving Credit Facility.

     As additional consideration for the sale of the shares of TCC, the Company and its affiliates committed to certain "Non-Compete" and "No Solicitation" provisions relating primarily to the business and employees associated with its TCC/Ft. Monmouth operations.

     The sale of TCC has been treated as a discontinued operation in accordance with SFAS 144, "Accounting for the Impairment or Disposal of long-Lived Assets."

Item 7.  Financial Statements and Exhibits

(a)      Financial Statements of Businesses Acquired - Not Applicable
(b) Pro Forma Financial Information - Pro forma financial information statements are included herein pursuant to Article 11 of Regulation S-X.
(c)      Exhibits - None

                          SIGNATURES




     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned, thereunto duly authorized.


                                                 Telos Corporation






Date:  August 5, 2002                            By: /s/  Thomas J. Ferrara
                                                     Thomas J. Ferrara
                                                     Chief Financial Officer

                  TELOS CORPORATION AND SUBSIDIARIES
     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     On July 19, 2002 Telos Corporation, a Maryland corporation ("the Company") and L-3 Communications Corporation ("L-3") entered into a purchase agreement whereby the Company sold all of the issued and outstanding shares of its wholly owned subsidiary, Telos Corporation - California ("TCC") to L-3 for a purchase price of approximately $20 million. The parties agreed to pay the full amount of the purchase price as follows: 1) approximately $15.3 million to the Company at closing; 2) $2.0 million held in an escrow account which will be paid to the Company over the next 30 months. The escrow amount may be subject to a reduction if any claims for indemnification of L-3 arise during the 30 month period after July 19, 2002; 3) approximately $2.7 million held back as deposits for liabilities relating to leased properties in which at the time of closing TCC was a lessee or guarantor. Such deposits will be released to the Company consistent with their respective agreements in installments over the next five years.

     The purchase price shall be increased or decreased on a dollar for dollar basis by the amount by which the closing date net assets, as defined in the Purchase Agreement, deviate from $2.3 million. This adjustment of the sale price will be determined within 75 days from the date of closing. In accordance with the Company's loan agreement, all proceeds from the sale have been used to pay down the Company's Senior Revolving Credit Facility.

     As additional consideration for the sale of the shares of TCC, the Company and its affiliates committed to certain "Non-Compete" and "No Solicitation" provisions relating primarily to the business and employees associated with its TCC/Ft. Monmouth operations.

     The sale of TCC has been treated as a discontinued operation in accordance with SFAS 144, "Accounting for the Impairment or Disposal of long-Lived Assets."

     The following unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2002 reflects the Company's Condensed Consolidated Balance Sheet as of June 30, 2002, as previously reported, adjusted for the effects of the sale of TCC and the application of the net proceeds thereof, assuming the transaction occurred on June 30, 2002. The unaudited Pro Forma Consolidated Statements of Operations for the three years ended December 31, 2001 and for the six months ended June 30, 2002 ("pro forma financial information") present the pro forma effect of the transaction as if it occurred as of January 1, 1999. In accordance with the rules of the Commission, the estimated gain on the sale of TCC, net of applicable income taxes, of $12.0 million has been excluded from the Pro-Forma Consolidated Statements of Operations because it is a non-recurring item. Such gain is included as an adjustment to retained deficit in the accompanying unaudited Pro-Forma Condensed Consolidated Balance Sheet as of June 30, 2002.

     The objective of pro forma financial information is to provide investors with information about the estimated continuing impact of particular completed or probable transactions by indicating how the transactions might have affected historical financial statements had they occurred at an earlier date. These Pro forma statements are subject to a number of estimates, assumptions and other uncertainties, and do not purport to be indicative of the actual financial position or results of operations that would have occurred had the transaction and events reflected herein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations or financial condition that may be achieved in the future. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and all of the financial statements and notes thereto contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                TELOS CORPORATION AND SUBSIDIARIES
     PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE SIX MONTHS ENDED JUNE 30, 2002
                           (Unaudited)
                    (amounts in thousands)


                                                          Pro Forma
                             Historical   --------------------------------------
                               Balances      TCC        Adjustments   Balances
                               --------      ---        -----------   --------

Sales
 Systems and Support Services  $23,418     $23,418 (d)   $    --      $   --
 Products                       33,118          --            --      33,118
 Xacta                           5,428          --            --       5,428
                                 -----      ------          ----       -----
                                61,964      23,418            --      38,546
Costs and expenses
 Cost of sales                  54,557      21,264 (d)        --      33,293
 Selling,general and
     administrative expenses    10,522       2,739 (e)        --       7,783
 Goodwill amortization              --          --            --          --
                                ------       -----          ----       -----
Operating loss                  (3,115)       (585)           --      (2,530)
Other income (expenses)
 Other income                       --           5 (d)        --          (5)
 Interest expense               (1,655)       (460)(f)        --      (1,195)
                                ------        ----          ----      ------

Loss before taxes               (4,770)     (1,040)           --      (3,730)

Income tax benefit (provision)   1,234          --          (269) (g)    965
                                 -----       -----          ----         ---

Loss from continuing
    operations                 $(3,536)    $(1,040)        $(269)    $(2,765)
                               =======     =======         =====     =======











     Please see Notes to the unaudited Pro Forma Consolidated Statement of Operations and Consolidated Balance Sheet.

                       TELOS CORPORATION AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                                   (Unaudited)
                             (amounts in thousands)


                                                        Pro Forma
                                Historical  ------------------------------------
                                 Balances     TCC      Adjustments   Balances
                                 --------     ---      -----------   --------

Sales
 Systems and Support Services    $60,402   $58,073 (d) $(2,329)(h)    $   --
 Products                         96,301        --       2,329 (h)    98,630
 Xacta                            13,558        --          --        13,558
                                  ------    ------       -----        ------
                                 170,261    58,073          --       112,188
Costs and expenses
 Cost of sales                   143,041    53,783 (d)      --        89,258
 Selling, general and
     administrative expenses      24,634     6,099 (e)      --        18,535
 Goodwill amortization               250       250 (d)      --            --
                                     ---       ---        ----        ------
Operating income                   2,336    (2,059)         --         4,395
Other income (expenses)
 Other income                         70         3 (d)      --            67
 Interest expense                 (4,073)     (878)(f)      --        (3,195)
                                  ------      ----        ----        ------

(Loss) income before taxes        (1,667)   (2,934)         --         1,267

Income tax benefit (provision)       996        --        (756) (g)      240
                                     ---     -----        ----           ---

(Loss) income from continuing
    operations                     $(671)  $(2,934)      $(756)       $1,507
                                   =====   =======       =====        ======











     Please see Notes to the unaudited Pro Forma Consolidated Statement of Operations and Consolidated Balance Sheet.

                   TELOS CORPORATION AND SUBSIDIARIES
        PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE YEAR ENDED DECEMBER 31, 2000
                               (Unaudited)
                         (amounts in thousands)


                                                        Pro Forma
                                  Historical  ----------------------------------
                                   Balances    TCC      Adjustments  Balances
                                   --------    ---      -----------  --------

Sales
 Systems and Support Services      $48,429   $48,429 (d)  $    --    $   --
 Products                           87,799        --           --    87,799
 Xacta                               9,082        --           --     9,082
                                     -----    ------       ------     -----
                                   145,310    48,429           --    96,881
Costs and expenses
 Cost of sales                     124,028    43,076 (d)       --    80,952
 Selling, general and
     administrative expenses        19,796     6,549 (e)       --    13,247
 Goodwill amortization                 312       312 (d)       --        --
                                       ---       ---         ----     -----
Operating income                     1,174    (1,508)          --     2,682
Other income (expenses)
 Equity in earnings of Telos OK      2,328     2,328 (d)       --        --
 Other income                           98         6 (d)       --        92
 Interest expense                   (4,777)   (1,286)(f)       --    (3,491)
                                    ------    ------          ---    ------

Loss before taxes                   (1,177)     (460)          --      (717)

Income tax provision                  (617)       --          409 (g)  (208)
                                      ----      ----          ---      ----

Loss from continuing
    operations                     $(1,794)    $(460)        $409     $(925)
                                   =======     =====         ====     =====












     Please see Notes to the unaudited Pro Forma Consolidated Statement of Operations and Consolidated Balance Sheet.

                     TELOS CORPORATION AND SUBSIDIARIES
          PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 1999
                                   (Unaudited)
                           (amounts in thousands)


                                                           Pro Forma
                                 Historical       ------------------------------
                                  Balances       TCC     Adjustments    Balances
                                     --------     ---    -----------    --------

Sales
 Systems and Support Services      $77,701    $77,701 (d)  $    --      $   --
 Products                           89,261         --           --      89,261
 Xacta                               4,402         --           --       4,402
                                     -----    -------         ----       -----
                                   171,364     77,701           --      93,663
Costs and expenses
 Cost of sales                     151,216     65,653 (d)       --      85,563
 Selling, general and
     administrative expenses        17,459      5,568 (e)       --      11,891
 Goodwill amortization                 489        489 (d)       --          --
                                       ---        ---         ----      ------
Operating income (loss)              2,200      5,991           --      (3,791)
Other income (expenses)
 Equity in net losses of Enterworks(18,765)        --           --     (18,765)
 Other income                           67          5 (d)       --          62
 Gain on sale of assets              4,731      4,731 (d)       --          --
 Interest expense                   (6,065)    (1,705)(f)       --      (4,360)
                                    ------     ------        -----      ------

(Loss) income before taxes         (17,832)     9,022           --     (26,854)

Income tax benefit (provision)       7,853         --       (1,750)(g)   6,103
                                     -----       ----       ------       -----

(Loss) income from continuing
    operations                     $(9,979)    $9,022      $(1,750)   $(20,751)
                                   =======     ======      =======    ========










     Please see Notes to the unaudited Pro Forma Consolidated Statement of Operations and Consolidated Balance Sheet.

                        TELOS CORPORATION AND SUBSIDIARIES
                  PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 AT JUNE 30, 2002
                                   (Unaudited)
                              (amounts in thousands)
                                     ASSETS

                                                         Pro Forma
                                 Historical ------------------------------------
                                  Balances      TCC     Adjustments    Balances
                                  --------      ---     -----------    --------

Current assets
    Cash and cash equivalents      $   109    $   --     $  2,037(a)  $  2,146
    Accounts receivable, net        24,571    28,419(b)    23,816(b)    19,968
    Inventories, net                 4,001        --           --        4,001
    Deferred income taxes, current   3,307       578(b)        --(g)     2,729
    Other current assets               106        11(b)        --           95
                                    ------    ------       ------        -----

       Total current assets         32,094    29,008       25,853       28,939

Property and equipment, net         10,834        51(b)        --       10,783
Goodwill, net                        2,499     2,499(b)        --           --
Deferred income taxes, long term     6,216       425(b)        --(g)     5,791
Other assets                           549         6(b)        --          543
                                       ---    ------       ------       ------
                                   $52,192   $31,989    $  25,853      $46,056
                                   =======   =======    =========      =======

                      LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current liabilities
    Accounts payable              $ 11,834    $3,097(b)   $    --      $ 8,737
    Other current liabilities        1,293         1(b)        --(g)     1,292
    Unearned revenue                 8,402        20(b)        --        8,382
    Senior credit facility          13,278        --      (13,278)(a)       --
    Senior subordinated notes        8,179        --           --        8,179
    Accrued compensation
        and benefits                 7,615     1,838(b)        --        5,777
                                     -----     -----      -------        -----

       Total current liabilities    50,601     4,956      (13,278)      32,367

Capital lease obligations           10,509        10(b)        --       10,499
                                    ------     -----      ------        ------
       Total liabilities            61,110     4,966      (13,278)      42,866

Redeemable preferred stock
    Senior redeemable preferred
         stock                       7,113        --           --        7,113
    Redeemable preferred stock      50,709        --           --       50,709
                                    ------     -----        -----       ------

       Total preferred stock        57,822        --           --       57,822

Stockholders' investment
    Common stock                        78        --           --           78
    Capital in excess of par            --        --           --           --
    Retained deficit               (66,818)   27,023(b)    39,131(c)   (54,710)
                                                                 (g)
                                   -------    ------       ------      -------
Total stockholders' investment     (66,740)   27,023       39,131      (54,632)
                                   -------    ------        -----      -------
                                  $ 52,192   $31,989   $   25,853      $46,056
                                  ========   =======    =========      =======


     Please see Notes to the unaudited Pro Forma Consolidated Statement of Operations and Consolidated Balance Sheet.

Pro Forma Adjustments

     The pro forma adjustments outlined below present adjustments related to the transaction:

a) Reflects the net receipt of $15.3 million in cash less the pay down of the Company's Senior Revolving Credit Facility in the amount of $13.3 million. The Company's Facility agreement requires that all proceeds from the sale of a subsidiary be used to pay down the Facility balance.

b) Reflects the elimination of the June 30, 2002 TCC accounts from the Company's balance sheet, as well as the elimination of the TCC intercompany balances. Included in the TCC accounts was goodwill of $2.5 million associated with the acquisition of TCC in 1992.

c) In connection with the sale of TCC, the Company expects to record an immediate gain on the transaction in the amount of $12.0 million. This gain is based on a $20 million purchase price, less net assets of approximately $5.9 million, taxes to be paid of $0.1 million, and the escrow holdback of $2.0 million. This gain will be increased in the future should any of the escrow holdback be deemed collectible.

d) Reflects the adjustment to the Statements of Operations for the six month period ended June 30, 2002 and the three years ended December 31, 2001 to separate the operations of TCC from the respective periods.

e) Reflects the general and administrative expense ("S,G & A")allocation to TCC. S,G & A has been allocated based on a three-factor formula which includes TCC's ratio of payroll dollars, operating revenues, and net book value of its tangible capital assets plus inventories to the Company's consolidated payroll dollars, operating revenues and tangible capital assets plus inventories.

f) Reflects the interest allocation to TCC. Interest has been allocated based on the net assets of the discontinued operation in relation to the Company's consolidated net assets plus non-specific debt.

g) Reflects the changes to the income tax provision and corresponding deferred tax assets and liabilities in order to present a stand-alone income tax provision for the Company in accordance with SFAS 109 for the six months ended June 30, 2002 and for the three years ended December 31, 2001.

h) Reflects the revenue from a contract previously reported in the TCC statement of Operations. This contract has subsequently been moved to the parent Company, and is not included in the sale of TCC.